SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]           Preliminary Information Statement
[X]           Definitive Information Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

GREEN DRAGON WOOD PRODUCTS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]           No fee required
[   ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ]           Fee paid previously with preliminary materials

[   ]           check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount previously paid:
(2)           Form, Schedule or Registration Statement No.:
(3)           Filing Party:
(4)           Date Filed:

Green Dragon Wood Products, Inc.
Unit 312, 3rd Floor, New East Ocean Centre,
9 Science Museum Road
Kowloon, Hong Kong
852-2482-5168

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Kowloon, Hong Kong
October 30, 2009

     This information statement will be mailed on or about November 5, 2009 to the shareholders of record on November 3, 2009 (the “Record Date”) of Green Dragon Wood Products, Inc., a Florida corporation (the “Company”), in connection with certain actions to be taken by the written consent by shareholders of the Company holding a majority of the voting power of the outstanding shares of Common Stock of the Company, dated as of October 13, 2009.  The actions to be taken pursuant to the written consent shall be taken on or about November 25, 2009, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

By:	/s/ Kwok Leung Lee
Name: Kwok Leung Lee
Title: President

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED OCTOBER 13, 2009

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of shareholders holding a majority of the voting power of the outstanding shares of Common Stock of the Company dated October 13, 2009, in lieu of a special meeting of the shareholders.  Such action will be taken on or about November 25, 2009:

1.
To amend the Company's Articles of Incorporation to decrease the number of authorized shares of Common Stock of the Company, par value $.001 per share (the “Common Stock”), from 500,000,000 shares to 450,000,000 shares, and to authorize 50,000,000 shares of preferred stock of the Company, par value $.001 per share.

2.	To amend the Company’s Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock of the Company at a ratio of 1 for 20 (the “Reverse Split”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 500,000,000 shares of Common Stock, of which 4,000,000 shares were issued and outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of October 13, 2009 have voted in favor of the foregoing proposals by resolution dated October 13, 2009; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

The following shareholders (holding the indicated number of shares) voted in favor of the proposals outlined in this Information Statement:

Shareholder	Class of Stock	Number of Shares	Number of Voting Shares
Kwok Leung Lee	Common Stock	2,400,000	2,400,000
TOTAL	Common Stock	2,400,000	2,400,000

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2009.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to shareholders pursuant to Title XXXVI, Section 607.0704 of the Florida Statutes.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on November 3, 2009 (the “Record Date”) of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the voting power of the Company's outstanding Common Stock voted in favor of the corporate matters outlined in this Information Statement, which action is expected to take place on or around November 25, 2009, consisting of the approval to file an amendment of the Company’s Articles of Incorporation for the purpose of (1) decreasing the number of authorized shares of the Company's Common Stock so as to authorize 50,000,000 shares of preferred stock and (2) effecting a Reverse Split of all of the outstanding shares of Common Stock of the Company (the “Proposals”).

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Common Stock voted in favor of the Proposals.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 4,000,000 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of the voting power of our outstanding stock have voted in favor of the following Proposals:

1.
TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE AUTHORIZED CAPITAL OF THE COMPANY TO 450,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, AND 50,000,000 SHARES OF BLANK CHECK PREFERRED STOCK, PAR VALUE $0.001 PER SHARE; AND

2.
TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 FOR 20.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the voting power of the shares of our Common Stock outstanding on the Record Date is required for approval of the Proposals. A majority of the voting power of the outstanding shares of Common Stock voted in favor of the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of October 13, 2009:

•	by each person who is known by us to beneficially own more than 5% of our Common Stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned
Executive officers and directors:
Kwok Leung Lee	2,400,000	60%
Mei-Ling Law	600,000 (1)	15%
All Directors and Executive Officers as a Group (2 persons)	3,000,000	75%

(1) Mei-Ling Law, a director, is the mother of our President and Chairman of the Board, Kwok Leung Lee.

ACTION 1

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE AUTHORIZED CAPITAL OF THE COMPANY TO 450,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, AND 50,000,000 SHARES OF BLANK CHECK PREFERRED STOCK, PAR VALUE $0.001 PER SHARE

The Company proposes to authorize the Company’s Board of Directors to decrease the authorized Common Stock and authorize 50,000,000 shares of preferred stock of the Company by an amendment to the Company’s Articles of Incorporation.  Although the total number of authorized stock will remain 500,000,000, the approval of the Amendment will decrease the Company’s authorized shares of Common Stock to 450,000,000, with the remaining 50,000,000 shares to be authorized as preferred stock.  The Company currently has authorized (i) Common Stock of 500,000,000 shares, of which approximately 4,000,000 shares of Common Stock are issued and outstanding as of the Record Date, and (ii) no shares of preferred stock authorized, issued or outstanding.  The reduction of shares of authorized Common Stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The Board shall have the full authority, without shareholder approval, to set the designations, preferences, limitations, and relative rights of the Company’s preferred stock. Because holders of Common Stock do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, the issuance of additional shares of Common Stock upon conversion of any preferred stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders in the total outstanding shares of Common Stock.

As of the Record Date, a total of 4,000,000 shares of the Company's currently authorized 500,000,000 shares of Common Stock are issued and outstanding.  The authorization of shares of preferred stock would enable the Company, without further shareholder approval, to issue such shares to holders from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed authorization of shares of preferred stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that shares of preferred stock could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, shares of preferred stock and/or shares of Common Stock upon conversion of the preferred stock could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

ACTION 2

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 FOR 20.

The Company proposes to authorize the Company's Board of Directors to effect a reverse split of all outstanding shares of the Company's Common Stock by an amendment to the Company's Articles of Incorporation.  The amendment would effect a reverse stock split in a ratio to be determined by the Board in its discretion but not in excess of a ratio of 1 for 20.

If the shareholders elect to implement the Reverse Split, each issued and outstanding share of Common Stock would automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for 20.  The par value of the Common Stock would remain unchanged at $0.001 per share, and the number of authorized shares of Common Stock would remain unchanged.  Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number.  The Reverse Split would become effective upon filing the amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Florida.

Reasons for the Reverse Split

The Board believes that the Reverse Split will provide the Company with greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions and provide a more manageable amount of Common Stock shares issued and outstanding allowing the Company’s management to more efficiently manage shareholders’ interests.

To date, there has been very limited or no trading activity in the Company’s stock.  However, should the Company’s stock begin to trade on a regular basis, the Board believes that the per-share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios.  Further, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced or penny stocks.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of these policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commission on a sale of lower priced stock also may represent a higher percentage of the sale price than the brokerage commission on a higher priced issue.  Any reduction in brokerage commissions resulting from a Reverse Split may be offset, however, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Split. Should the trading activity of the Company’s Common Stock increase, no assurance can be given, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split.

The Common Stock issued pursuant to the Reverse Split will be fully paid and non-assessable. All Common Stock issued pursuant to the Reverse Split will have the same par value, voting rights and other rights as existing holders of Common Stock. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock, which may be issued.

In evaluating the Reverse Split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits.  These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels.  The Board, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Split

The immediate effect of a Reverse Split would be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Company's Common Stock.  However, the effect of any Reverse Split upon the market price of the Company's Common Stock cannot be predicted, and the history of Reverse Splits for companies in similar circumstances is varied.  The Company cannot assure you that the trading price of the Company's Common Stock after the Reverse Split will rise in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Reverse Split. Also, as stated above, the Company cannot assure you that a Reverse Split would lead to a sustained increase in the trading price of the Company's Common Stock, or that the trading price would reach any of the thresholds required by the NASDAQ or NYSE Amex markets.  The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Shareholders

If the Company implements the Reverse Split, the number of shares of Common Stock held by each shareholder would be reduced by dividing the number of shares held immediately before the Reverse Split by twenty (20) and then rounding up to the nearest whole share.  The Reverse Split would affect the Company's Common Stock uniformly and would not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Effect on Options, Warrants and Other Securities

All outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these securities.  In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the 1 for 20 ratio.  Also, the number of shares reserved for issuance under the Company's existing stock option plans would be reduced proportionally based on such ratio.

Other Effects on Outstanding Shares

If the Reverse Split were implemented, the rights of the outstanding shares of Common Stock would remain the same after the Reverse Split.

The Reverse Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act.  The proposed Reverse Split would not affect the registration of the Common Stock under the Securities Exchange Act.

Authorized Shares of Common Stock

The Reverse Split, if implemented, would not change the number of authorized shares of the Company's Common Stock as designated by the Company's Articles of Incorporation, as amended.  Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance of the Company's Common Stock would increase.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

Under Title XXXVI, Section 607.0821 of the Florida Statutes and the Company’s Articles of Incorporation, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee. Further, under Title XXXVI, Section 607.0704 of the Florida Statutes and the Company’s Articles of Incorporation, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Under Title XXXVI, Section 607.0725 of the Florida Statutes, the approval of the abovementioned Reverse Split requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders.

On October 13, 2009, the Board of Directors unanimously authorized the Reverse Split and the filing of the Amendment by Written Consent of the Board of Directors.

On October 13, 2009, the holder of 60% of the total outstanding Common Stock and 2,400,000 votes ratified the Board of Directors’ Written Consent and further authorized the Reverse Split and the filing of the Amendment by Written Consent of the Majority Shareholders. As of the close of business on October 13, 2009, the Company had outstanding 4,000,000 shares of Common Stock carrying a total of 4,000,000 votes.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Reverse Split and is furnishing this Information Statement solely for the purpose of informing shareholders of the Reverse Split, in the manner required under the Exchange Act, before the Amendment effectuating the Reverse Split may be filed.

The Reverse Split would be implemented by filing the appropriate amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Florida, and the Reverse Split would become effective upon filing the amendment with the State and notification and approval by FINRA of the Reverse Split.

As of the effective date of the Reverse Split, each certificate representing shares of the Company's Common Stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split.  All options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, shareholders and holders of securities convertible into the Company's Common Stock would be notified of the effectiveness of the reverse split.  Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates.  Instead, the holder of the certificate will be contacted.

No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Split, rounded up to the nearest whole share.  Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with any Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Company's Common Stock would remain unchanged at $0.001 per share after the Reverse Split.  Also, the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the Reverse Split and does not purport to be complete.  It does not discuss any state, local, foreign or minimum income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively.  This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).  The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder. Each shareholder is urged to consult with the shareholder's own tax advisor with respect to the consequences of the Reverse Split.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split.  The aggregate tax basis of the shares received in the Reverse Split would be the same as the shareholder's aggregate tax basis in the shares exchanged.  The shareholder's holding period for the shares would include the period during which the shareholder held the pre-split shares surrendered in the Reverse Split.

The Company's beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

Vote Required; Manner of Approval; Appraisal Rights

Approval to amend the Articles of Incorporation to effect a Reverse Split requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company.

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE OF AUTHORIZED SHARES AND EFFECT A 1 FOR 20 REVERSE SPLIT.

On October 13, 2009, shareholders holding a majority of the voting power of the outstanding Common Stock of the Company approved an amendment to the Company’s Articles of Incorporation (the “Amendment”), as amended, to replace Article 4 of the Articles of Incorporation (the “Articles”), in its entirety, which will result in a decrease to the number of authorized shares of Common Stock, the authorization of 50,000,000 of preferred stock, and a reverse split of the Company’s issued and outstanding Common Stock on a one for twenty (1 for 20) basis.  The approval of this Amendment will decrease the Company’s authorized shares of Common Stock to 450,000,000.  The Company currently has authorized (i) Common Stock of 500,000,000 shares and approximately 4,000,000 shares of Common Stock are issued and outstanding as of the Record Date and (ii) blank check preferred stock, of which no shares have been authorized.  Upon the effectiveness of the reverse split, the Company’s issued and outstanding Common Stock will decrease to 200,000.

Upon filing the Amendment to (i) decrease the Company’s authorized shares of Common Stock from 500,000,000 to 450,000,000, (ii) authorize 50,000,000 shares of preferred stock, and (ii) effect a reverse split on the Company’s issued and outstanding Common Stock on a 1 for 20 basis, Article III will be amended by replacing Article III of the Articles, in its entirety, as follows:

ARTICLE III:  The aggregate number of shares which this Corporation will have authority to issue is Five Hundred Million (500,000,000) par value $0.001 per share, Four Hundred Fifty Million (450,000,000) of which will be designated “Common Stock” and Fifty Million (50,000,000) of which will be designated “Preferred Stock”.

1.           Common Stock.  Holders of the Corporation's Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, are not redeemable and have no pre-emptive or similar rights; and holders of the Corporation's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Corporation's stockholders.

2.           Preferred Stock.  The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors.  The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Florida.

3.           Reverse Split. Upon the filing and effectiveness of these Articles of Amendment to the Articles of Incorporation with the Florida Secretary of State, every twenty (20) outstanding shares of Common Stock shall be combined into and be eligible for exchange into one (1) share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in these Articles of Amendment to the Articles of Incorporation. Except as set forth in these Articles of Amendment to the Articles of Incorporation, the capital of the Corporation will not be changed by reason of any amendment herein certified.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual report on Form 10-K for the fiscal year ended March 31, 2009, including the financial statements and financial statement schedule information included therein, as filed with the SEC.  Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A                     Form of Articles of Amendment to the Articles of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the shareholders holding majority of the voting power.

By order of the Board of Directors

Date: October 30, 2009	By:	/s/ Kwok Leung Lee
Name: Kwok Leung Lee
Title: President

Kowloon, Hong Kong
October 30, 2009

EXHIBIT A

FORM OF
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GREEN DRAGON WOOD PRODUCTS, INC.

Pursuant to the provisions of Section 607.1006, Title XXXVI of the Florida Statutes, Green Dragon Wood Products, Inc., a Florida Profit Corporation (the “Corporation”), adopts the following amendment to its Articles of Incorporation:

CORPORATE NAME: Green Dragon Wood Products, Inc.

AMENDMENT(S) ADOPTED:

ARTICLE III which appears in the Corporation’s Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced as follows:

“ARTICLE III:  The aggregate number of shares which this Corporation will have authority to issue is Five Hundred Million (500,000,000) par value $0.001 per share, Four Hundred Fifty Million (450,000,000) of which will be designated “Common Stock” and Fifty Million (50,000,000) of which will be designated “Preferred Stock”.

1.           Common Stock.  Holders of the Corporation's Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, are not redeemable and have no pre-emptive or similar rights; and holders of the Corporation's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Corporation's stockholders.

2.           Preferred Stock.  The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors.  The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Florida.”

3.           Reverse Split. Upon the filing and effectiveness of these Articles of Amendment to the Articles of Incorporation with the Florida Secretary of State, every twenty (20) outstanding shares of Common Stock shall be combined into and be eligible for exchange into one (1) share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in these Articles of Amendment to the Articles of Incorporation. Except as set forth in these Articles of Amendment to the Articles of Incorporation, the capital of the Corporation will not be changed by reason of any amendment herein certified.”

The date of each amendment(s) adoption: October 13, 2009.

Effective Date: Upon filing of these Articles of Amendment.

Adoption of Amendment(s): The amendment(s) were of the articles of incorporation herein certified have been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Kwok Leung Lee, its President, this [__]th day of October, 2009.

GREEN DRAGON WOOD PRODUCTS, INC.

By:_________________________________
                                                                        Kwok Leung Lee, President